Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.41 PER SHARE FOR THE THIRD QUARTER

NASHVILLE, Tennessee, November 4, 2015 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2015. Normalized FFO for the three months ended September 30, 2015 totaled $0.41 per diluted common share. Over the same time period, year-over-year revenue grew by $3.1 million to $96.7 million. The Company reported net income attributable to common stockholders for the quarter of $27.5 million.

Salient highlights include:

•	Normalized FFO for the third quarter grew $4.1 million, or 11.0% year-over-year, to $40.7 million. Over the same time period, normalized FFO per share increased 7.9%.

•	Same store NOI grew 5.9% for the trailing twelve months ended September 30, 2015 over the same period a year ago.

•	The four predictive growth measures in the same store multi-tenant portfolio were:

◦	contractual increases for in-place leases ("annual bumps") averaged 2.9%

◦	cash leasing spreads were 2.1% on 369,000 square feet renewed: 4% of square feet (<0% spread), 27% (0-3%), 59% (3-4%) and 10% (>4%)

◦	tenant retention was 82.4%

◦	the average yield on renewed leases increased 40 basis points

•	Same store occupancy increased slightly to 89.6% from a year ago. Same store revenue per average occupied square foot increased 2.1% for the trailing twelve months.

•
In September 2015, the Company acquired a 100% leased, 53,000 square foot medical office property in Seattle, Washington for a purchase price of $28.0 million. The property is located on the campus of Providence Health's Swedish Medical Center, and is adjacent to an 82,000 square foot medical office building the Company purchased in October 2013.

•
Also in September 2015, the Company acquired a 73% leased, 48,000 square foot medical office building in Denver, Colorado for a purchase price of $6.5 million. The property is located in close proximity to Catholic Health Initiatives' St. Anthony Hospital, where the Company previously developed two, on-campus medical office buildings totaling 187,000 square feet. The Company has begun development of a third on-campus medical office building totaling 98,000 square feet.

•
Subsequent to the end of the third quarter, the Company purchased two medical office buildings totaling 145,000 square feet for a total purchase price of $55.8 million.  One property is adjacent to MultiCare Health’s Tacoma

HEALTHCAREREALTY.COM | PAGE 1 OF 5

General Hospital campus in Tacoma, Washington and the other is on Sutter Health’s Alta Bates Summit Medical Center campus in Oakland, California.

•	During the third quarter, the Company sold four medical office buildings located in Pennsylvania, Florida, Arizona and Missouri totaling 238,000 square feet for $40.7 million.

•	In September 2015, Moody's Investors Services upgraded the Company's senior unsecured debt rating to Baa2.

•	A dividend of $0.30 per common share was declared, which is equal to 73.2% of normalized FFO.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $3.2 billion in 195 real estate properties as of September 30, 2015. The Company's 195 owned real estate properties are located in 30 states and total approximately 14.1 million square feet. The Company provided leasing and property management services to approximately 9.6 million square feet nationwide.
__________________________________________________________________________________________________________

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2014 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

HEALTHCAREREALTY.COM | PAGE 2 OF 5

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)
(Unaudited)

ASSETS
Real estate properties:	9/30/2015	12/31/2014
Land	$186,108	$183,060
Buildings, improvements and lease intangibles	3,042,367	3,048,251
Personal property	9,833	9,914
Construction in progress	15,455	—
Land held for development	17,475	17,054
Total real estate properties	3,271,238	3,258,279
Less accumulated depreciation and amortization	(737,398)	(700,671)
Total real estate properties, net	2,533,840	2,557,608
Cash and cash equivalents	8,497	3,519
Mortgage notes receivable	—	1,900
Assets held for sale and discontinued operations, net	6,380	9,146
Other assets, net	192,969	185,337
Total assets	$2,741,686	$2,757,510

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes and bonds payable	$1,381,285	$1,403,692
Accounts payable and accrued liabilities	65,839	70,240
Liabilities of discontinued operations	216	372
Other liabilities	65,648	62,152
Total liabilities	1,512,988	1,536,456
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 100,477 and 98,828 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	1,005	988
Additional paid-in capital	2,435,849	2,389,830
Accumulated other comprehensive income	(1,611)	(2,519)
Cumulative net income attributable to common stockholders	891,027	840,249
Cumulative dividends	(2,097,572)	(2,007,494)
Total stockholders' equity	1,228,698	1,221,054
Total liabilities and stockholders' equity	$2,741,686	$2,757,510

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

HEALTHCAREREALTY.COM | PAGE 3 OF 5

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Operations (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Rental income	$95,383	$92,095	$285,867	$267,877
Mortgage interest	29	44	91	3,634
Other operating	1,313	1,474	3,931	4,345
	96,725	93,613	289,889	275,856
Expenses
Property operating	35,247	34,204	103,437	100,671
General and administrative	6,258	5,185	19,709	16,818
Depreciation	26,571	25,345	79,511	73,503
Amortization	2,386	2,656	7,528	8,190
Bad debts, net of recoveries	(21)	3	(202)	123
	70,441	67,393	209,983	199,305
Other Income (Expense)
Gain on sales of properties	5,915	—	47,464	—
Interest expense	(15,113)	(18,192)	(50,649)	(54,176)
Loss on extinguishment of debt	—	—	(27,998)	—
Pension termination	—	—	(5,260)	—
Impairment of real estate assets	(310)	—	(3,638)	—
Impairment of internally-developed software	—	—	(654)	—
Interest and other income, net	72	409	311	2,545
	(9,436)	(17,783)	(40,424)	(51,631)

Income From Continuing Operations	16,848	8,437	39,482	24,920

Discontinued Operations
Income from discontinued operations	61	221	725	238
Impairments of real estate assets	—	(4,505)	—	(11,034)
Gain on sale of property	10,571	—	10,571	3
Income (Loss) From Discontinued Operations	10,632	(4,284)	11,296	(10,793)

Net Income	27,480	4,153	50,778	14,127
Less: Net income attributable to noncontrolling interests	—	(162)	—	(313)
Net Income Attributable To Common Stockholders	$27,480	$3,991	$50,778	$13,814
Basic Earnings (Loss) Per Common Share:
Income from continuing operations	$0.17	$0.09	$0.40	$0.26
Discontinued operations	0.11	(0.05)	0.11	(0.11)
Net income attributable to common stockholders	$0.28	$0.04	$0.51	$0.15
Diluted Earnings (Loss) Per Common Share:
Income from continuing operations	$0.17	$0.09	$0.40	$0.26
Discontinued operations	0.10	(0.05)	0.11	(0.12)
Net income attributable to common stockholders	$0.27	$0.04	$0.51	$0.14
Weighted Average Common Shares Outstanding—Basic	99,337	95,858	98,994	94,846
Weighted Average Common Shares Outstanding—Diluted	99,997	97,329	99,694	96,310

(1)
The Condensed Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

HEALTHCAREREALTY.COM | PAGE 4 OF 5

HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO and Normalized FFO (1) (2)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2015	2014
Net Income Attributable to Common Stockholders	$27,480	$3,991
Gain on sales of properties	(16,486)	—
Impairments of real estate assets	310	4,505
Leasing commission amortization (3)	879	753
Real estate depreciation and amortization	28,438	27,697
Total adjustments	13,141	32,955
Funds From Operations Attributable to Common Stockholders	$40,621	$36,946
Acquisition costs	121	188
Reversal of restricted stock amortization upon director / officer resignation	—	(445)
Normalized Funds From Operations Attributable to Common Stockholders	$40,742	$36,689
Funds from Operations per Common Share—Diluted	$0.41	$0.38
Normalized Funds From Operations Per Common Share—Diluted	$0.41	$0.38
FFO Weighted Average Common Shares Outstanding	99,997	97,329

(1)
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.”

(2)
FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income attributable to common stockholders as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

(3)
In the third quarter of 2015, the Company began including an add-back for leasing commission amortization in order to provide a better basis for comparing its results of operations with those of others in the industry, consistent with the NAREIT definition of FFO. All periods presented have been adjusted.

HEALTHCAREREALTY.COM | PAGE 5 OF 5